Exhibit 3.22

BY-LAWS

OF

DOLGENCORP, INC.

Section1.                                               The annual meeting of the stockholders of the Corporation shall be held at the offices of the Corporation in Scottsville, Kentucky, unless the Board of Directors shall have designated for the holding of such meeting some other place within or without the Commonwealth of Kentucky, on the second Monday of each year in the month of May (unless such day be a legal holiday, then the next succeeding business day) at three (3:00) o’clock in the afternoon, or at such hour stated in the notice of meeting as the Board of Directors may determine.

Section 2.                                            Special meeting of the stockholders may be held upon call of the President, in addition to those designated by law.

Section 3.                                            Notice of the time, place and purpose of the annual meeting of the stockholders shall be given in the manner provided by law.

Section 4.                                            The holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at any meeting of stockholders must be present in person or by proxy at such meeting to constitute a quorum, less than such quorum, however, having power to adjourn any meeting from time to time without notice

The Board of Directors may, before any meeting of stockholders, appoint two inspectors of election to serve at such meeting. If the Board fails to make such appointment, or if their appointees or either of them fail to appear at such meeting, the chairman of the meeting may appoint inspectors or an inspector to act at such meeting.

Section 5.                                            Meetings of Stockholders shall be presided over by the President, or, in his absence, a Vice President, or in the absence of them, by a chairman to be elected at the meeting. The secretary or an assistant secretary of the Corporation shall act as secretary at such meeting, if present, and in the absence of all of them, the chairman of the meeting may appoint a secretary.

Section 6.                                            The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificates therefore duly endorsed. Certificates of stock shall be in such form and executed in such manner as may be prescribed by law and the Board of Directors.

Section 7.                                            The Directors shall be elected at the annual meeting of Stockholders or as soon thereafter as practicable by a plurality of the votes at such election, and shall hold office until the next annual meeting of the Stockholders and until their successors are elected and qualified.

The number of Directors of the Corporation initially shall be three (3) and thereafter such number as may be fixed, from time to time, by resolution adopted by a majority of the Board of Directors in office, provided that such number may not be less than three (3) nor more than nine (9). If the number of Directors be increased by reason of any such resolution fixing the number of Directors, the additional Director or Directors may be elected by a majority of the Directors in office at the time of the increase, or by the stockholders at a special meeting of Stockholders called for that purpose, or, if not so elected prior to the next annual meeting of the Stockholders, they shall be elected by the Stockholders at such annual meeting.

Directors need not be Stockholders of the Corporation. Any and all of the Directors may be removed at any time without cause assigned, at any meeting called of that purpose, by the vote of the holders of a majority of the shares of the Corporation then outstanding and entitled to vote on such action. Vacancies caused by such removal may be filled at any annual meeting or at any special meeting called for that purpose by a plurality of voted at such election.

All vacancies in the Board of Directors not hereinabove provided for may be filled by a majority of the Directors then in office.

Section 8.                                            The notice of the time and place of all annual and special meetings of the stockholders shall be mailed by the secretary to each stockholder twenty (20) days before the date thereof. All annual and special meetings of the Board of Directors shall be held without the giving of written notice.

Meetings of the Board of Directors may be held at any time without notice if all the Directors are present or if those not present waive notice either before or after the meeting. A majority of the whole Board at any meeting shall be the act of the Board, less than such quorum shall have power to adjourn any meeting from time to time without notice.

Section 9.                                            The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee consisting of two or more of the Directors of the Corporation, which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee shall make its own rules of procedure and shall keep regular minutes of its proceedings and report the same to the Board when required. The Board of Directors may, by resolution passed a majority of the whole Board, appoint one of its members Chairman of the Board. Such Chairman preside at all meetings of the Board of Directors.

Section 10.                                      The Directors shall not receive any stated salary for their services as Directors or as members of a committee of Directors, but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or at a meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as officers, agent or otherwise and receiving compensation therefore.

No contract or other transaction between the Corporation and any other Corporation, no act of the Corporation shall in any way be affected or invalidated by the facts that any of the Directors of the Corporation are pecuniarily or otherwise interested in, or are Directors, officers or stockholders of, such other Corporation; any Director individually, or any firm or Corporation of which such directors may be a member, Director officers or stockholder or in which such Director may have any other interest, may be a party to, and may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm or Corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the Corporation who is also a Director, officer or stockholder of such other Corporation or who is so interested, any be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and vote thereat to authorize such contract or transaction, with like force and effect as if he were not such Director or officer of such other Corporation and not so interested.

Section 11.                                      The Board of Directors, as soon as may be convenient after the election of Directors in each year, shall appoint one of their number President, and shall also appoint a Treasurer and a Secretary and may, from time to time, appoint one or more Vice-Presidents and such other officers as they may deem proper. The same person may be appointed to more than one office.

Section 12.                                      The term of office of all officers shall be until the next election of Directors and until their successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors. Vacancies in the offices shall be filled by the Board of Directors.

Section 13.                                      The President shall be the Chief Executive Officer of the Corporation, shall have general supervision of the affairs of the Corporation and shall report to and be responsible to the Board of Directors and the Stockholders.

The other officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

Section 14.                                      These by-laws may, at any time, be added to, amended or repealed in whole or in part by the affirmative vote of a majority of the number of Directors in office given at a duly convened meeting of the Board, the notice of which includes notice of such proposed action. No such notice need be given if all members of the Board of Directors are present at the meeting.

All by-laws, including any by-laws made, amended or repealed by the Directors, shall be subject to amendment, repeal or re-enactment by the Stockholders entitled to vote at any annual meeting, or at any such meeting called for that purpose.

I, the undersigned, Secretary of Dolgencorp, Inc., Scottsville, Kentucky, do hereby certify that the foregoing is a true and complete copy of the by-laws of said Corporation, and as the same are in force at the date thereof.

IN WITNESS WHEREOF, I hereunto subscribe my name and affixed seal of the corporation, this the 21st day of December, 1973.

Signature:	/s/ Hubert Craddock

Name:	Hubert Craddock, Secretary